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Exhibit 99(a)(1)(C)

        Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
(including the associated preferred stock purchase rights)
of
Oregon Steel Mills, Inc.
at
$63.25 Net Per Share
by
Oscar Acquisition Merger Sub,  Inc.
a wholly owned subsidiary of
Evraz Group S.A.

Do not use for signature guarantees

        This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Oscar Acquisition Merger Sub, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Evraz Group S.A., a company organized as a société anonyme under the laws of the Grand Duchy of Luxembourg, to purchase all outstanding shares of common stock, par value $0.01 per share (together with the associated preferred stock purchase rights, "Shares"), of Oregon Steel Mills, Inc., a Delaware corporation ("Oregon Steel"), at a price of $63.25 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, as described in the Offer to Purchase dated November 30, 2006 and the related Letter of Transmittal, if certificates for Shares and all other required documents cannot be delivered to Mellon Investor Services (the "Depositary") on or prior to the expiration date (as defined below), if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration of the date, or if time will not permit all required documents to reach the Depositary prior to the expiration date.

        The term "expiration date" means 12:00 midnight, New York City time, on Thursday, December 28, 2006, unless Purchaser has extended the Offer, in which event the term "expiration date" shall mean the latest time and date at which the offering period of the Offer, as so extended by Purchaser, will expire. Such form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer Is:

By Mail: Mellon Investor Services LLC P.O. Box 3301 South Hackensack, NJ. 07606 Attn: Reorganization Department	By Hand: Mellon Investor Services LLC Attn: Reorganization Department 120 Broadway, 13th floor New York, NY 10271	By Courier: Mellon Investor Services LLC Attn: Reorganization Department 480 Washington Blvd. Mail Drop-Reorg Jersey City, NJ 07310

By Facsimile Transmission:
(for Eligible Institutions only)
(201) 680-4626

Confirm Facsimile Transmission
By Telephone Only
(201) 680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

        The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

        The undersigned hereby tenders to Oscar Acquisition Merger Sub, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Evraz Group S.A., a company organized as a société anonyme under the laws of the Grand Duchy of Luxembourg ("Evraz"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 30, 2006 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Owner(s):

Share Certificate Numbers (if available):

(Please Type or Print)

If Shares will be delivered by book-entry transfer:	Address(es):

Name of Tendering Institution:

(Including Zip Code)

DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:

Date:	, 200	Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Dated:	, 200

        NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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GUARANTEE (Not to be used for signature guarantee)